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                                                                    Exhibit 10.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Elbit Medical Imaging Ltd.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Elbit Medical Imaging Ltd. of our report dated April 5, 2006, with respect to the consolidated balance sheets of Plaza Centers (Europe) B.V. and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, which report appears in the December 31, 2005 Annual Report on Form 20-F of Elbit Medical Imaging Ltd.

KPMG Hungaria Kft.

Budapest, Hungary
June 28, 2006